COMTEX RELEVANT RELIABLE REAL-TIME


                                                       Release:  IMMEDIATE
                                                       For:  Comtex News Network
                                                             (Symbol:  CMTX)


Contact:        Amber Gordon
                agordon@comtex.com
                703-820-2000 x8011

                      COMTEX APPOINTS CHIP BRIAN PRESIDENT

New York, NY, May 23, 2005 - Comtex News Network, Inc., (OTC BB: CMTX), a leading provider of economically useful electronic real-time news and content, today announced the appointment of Chip Brian to the position of President and Chief Operating Officer.

     "Chip Brian is an innovative executive with the energy, skills and expertise to lead Comtex," said C.W. Gilluly, Ed.D., Chairman and Interim CEO of Comtex. "During Chip's tenure as Vice President, Operations, he has delivered successful initiatives in several areas. His operations team perfected the reliability of our technical systems; he has recruited senior managers to our marketing and sales teams; and he continues to direct the development of new products - key to the future of our company," concluded Dr. Gilluly.

     "I'm delighted with the opportunities in the marketplace for Comtex - a demonstrated leader in the electronic news distribution business and now an innovative developer of new economically useful products," said Chip Brian, Comtex's new President. "Our ground-breaking proprietary new product, Comtex SmarTrendSM Alert, combines real-time news with superior, actionable stock price trend indications - and is available exclusively to our clients. I'm excited about the future for Comtex."

     Mr. Brian has extensive experience in providing operating management and technology solutions to companies in the financial services industry. Prior to joining Comtex in 2004, Mr. Brian held a product operations management position with Nyfix Incorporated, where his team provided "first-line, high-exposure" support to technicians and the broker community on the floor of the New York Stock Exchange. From 2000 until 2003, Mr. Brian was the Manager, Trading Support Operations for the BNY Brokerage division of The Bank of New York. Previously, Mr. Brian held technology management and support positions with HotJobs.com, a Yahoo company, Fluxmedia Solutions, and Hudson Asset Management, a New York based hedge fund manager.

     Mr. Brian, 34, holds a B.A. degree from Duke University and resides in New York City.


                                                                         MORE...

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Comtex: Names Chip Brian President                                        Page 2
May 23, 2005


About Comtex

Comtex (www.comtex.com) provides real-time news, SmarTrendSM Alerts and economically useful information to businesses whose customers need more than just facts. Comtex customers receive select content from key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this relevant content and reliable service in real-time. Comtex has offices in New York City and Alexandria, Virginia.

SmarTrendSM and CSTASM are service marks of Comtex News Network, Inc.


Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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